ARROW ELECTRONICS, INC. 9201 E. DRY CREEK ROAD CENTENNIAL, CO 80112 303-824-4000	NEWS

Exhibit 99.1

Arrow Electronics Reports Fourth-Quarter and Full-Year 2023 Results

-- Fourth-Quarter Sales In Line with Guidance --

-- Fourth-Quarter Earnings Per Share of $3.54 and Non-GAAP Earnings Per Share of $3.98, Both Above High End of Guidance --

CENTENNIAL, Colo.--(BUSINESS WIRE)- Feb. 8, 2024--Arrow Electronics, Inc. (NYSE:ARW) today announced financial results for its fourth quarter and fiscal year ended Dec. 31, 2023.

“The company delivered fourth-quarter sales in line with our expectations, with earnings per share above the high end of our guidance range in challenging electronic components and IT spending markets,” said Sean Kerins, Arrow’s president, and chief executive officer.

"Despite excess inventory throughout the supply chain leading to softer demand in our components business, and a mixed IT spending environment for our enterprise computing solutions business, full-year 2023 results were solid. Arrow generated healthy cashflow from operations that enabled the company to repurchase approximately $750 million of shares throughout the year,” said Mr. Kerins. “Looking ahead, and given the current market dynamics, we’ll manage our cost structure and working capital prudently while continuing to remain committed to growth initiatives where our differentiation provides value to our suppliers and customers.”

Arrow Consolidated
	Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
(in millions except per share data)	2023	2022	2023	2022
Consolidated sales	$7,849	$9,323	$33,107	$37,124
Net income attributable to shareholders	195	349	904	1,427
Net income per diluted share	3.54	5.66	15.84	21.80
Non-GAAP net income attributable to shareholders (1)	219	351	977	1,465
Non-GAAP net income per diluted share	3.98	5.69	17.12	22.38

In the fourth quarter of 2023, sales decreased 16 percent year over year. Changes in foreign currencies had positive impacts on growth of approximately $126 million on sales and $0.08 on earnings per share on a diluted basis compared to the fourth quarter of 2022.

Full-year 2023 sales decreased 11 percent year over year. Changes in foreign currencies had immaterial impacts on sales and earnings per share on a diluted basis compared to 2022.

1

ARROW ELECTRONICS, INC. 9201 E. DRY CREEK ROAD CENTENNIAL, CO 80112 303-824-4000	NEWS

Global Components

“During the quarter, we experienced continued weakness in our industrial end markets for components.  We saw relative strength in aerospace and defense, and medical device verticals in the west along with sequential growth in data center and transportation markets in Asia,” said Mr. Kerins.

Global Components
	Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
(in millions)	2023	2022	2023	2022
Global components sales	$5,636	$6,827	$25,420	$28,788
Global components operating income, as reported	281	443	1,459	1,961
Global components non-GAAP operating income	288	449	1,486	1,988

In the fourth quarter of 2023, global component sales decreased 17 percent year over year. Americas components fourth-quarter sales decreased 23 percent year over year. Europe components fourth-quarter sales decreased 14 percent year over year and decreased 17 percent year over year on a constant currency basis. Asia-Pacific components fourth-quarter sales decreased 15 percent year over year.

Global Enterprise Computing Solutions

“In our enterprise computing solutions business, momentum continued to build in infrastructure software, as-a-service solutions and related services,” said Mr. Kerins. “In EMEA, we achieved year-on-year billings growth in the fourth quarter while our North America results reflected a more muted IT spending environment.”

Global Enterprise Computing Solutions
	Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
(in millions)	2023	2022	2023	2022
Global ECS sales	$2,213	$2,496	$7,687	$8,336
Global ECS operating income, as reported	145	155	367	409
Global ECS non-GAAP operating income	146	156	372	416

In the fourth quarter of 2023, global enterprise computing solutions (“ECS”) sales decreased 11 percent year over year and decreased 13 percent year over year on a constant currency basis. Europe ECS fourth-quarter sales decreased 2 percent year over year and decreased 7 percent year over year on a constant currency basis. Americas ECS fourth-quarter sales decreased 18 percent year over year.

Other Financial Metrics

“For the full-year 2023, we generated $705 million in cash flow from operations,” said Raj Agrawal, Arrow’s senior vice president and chief financial officer. “Focusing on execution in the fourth quarter enabled us to reduce inventory by more than $600 million sequentially. We generated $287 million in cash flow from operations and repurchased approximately $50 million of shares in the fourth quarter. We now have remaining purchase authorization of approximately $580 million.”

1 A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in the reconciliation tables included herein.

2

First-Quarter 2024 Outlook

●	Consolidated sales of $6.70 billion to $7.30 billion, with global components sales of $5.00 billion to $5.40 billion, and global enterprise computing solutions sales of $1.70 billion to $1.90 billion
●	Net income per share on a diluted basis of $1.95 to $2.15, and non-GAAP net income per share on a diluted basis of $2.20 to $2.40
●	Average tax rate in the range of 23 to 25 percent
●	Interest expense of approximately $80 million
●	Changes in foreign currencies to increase sales by approximately $13 million, and earnings per share on a diluted basis by $0.01 compared to the first quarter of 2023
●	Changes in foreign currencies to increase quarter-over-quarter growth in sales by $31 million and earnings per share on a diluted basis by $0.02 compared to the fourth quarter of 2023

	First-Quarter 2024 GAAP to non-GAAP Outlook Reconciliation
	NON-GAAP SALES RECONCILIATION
	Quarter Ended			Quarter Ended
(in billions)	March 30, 2024	April 1, 2023	% Change	March 30, 2024	December 31, 2023	% Change

Global components sales, GAAP	$5.00 - 5.40	$6.86	(27%) - (21%)	$5.00 - 5.40	$5.64	(11%) - (4%)
Impact of changes in foreign currencies	—	(0.01)		—	0.02
Global components sales, constant currency	$5.00 - 5.40	$6.85	(27%) - (21%)	$5.00 - 5.40	$5.66	(12%) - (5%)

Global ECS sales, GAAP	$1.70 - 1.90	$1.88	(10%) - 1%	$1.70 - 1.90	$2.21	(23%) - (14%)
Impact of changes in foreign currencies	—	0.02		—	0.01
Global ECS sales, constant currency	$1.70 - 1.90	$1.90	(11%) - 0%	$1.70 - 1.90	$2.22	(23%) - (14%)

	NON-GAAP EARNINGS RECONCILIATION
		Intangible amortization	Restructuring &
	Reported GAAP measure	expense	integration charges	Non-GAAP measure
Net income per diluted share	$1.95 to $2.15	$0.10	$0.15	$2.20 to $2.40

Earnings Presentation

Please refer to the earnings presentation, that can be found at investor.arrow.com, as a supplement to the company’s earnings release. The company uses its website as a tool to disclose important information about the company and to comply with its disclosure obligations under Regulation Fair Disclosure.

3

Webcast and Conference Call Information

Arrow Electronics will host a conference call to discuss fourth-quarter and full-year 2023 financial results on Feb 8, 2024, at 1:00 PM ET.

A live webcast of the conference call will be available via the events section of investor.arrow.com or by accessing the webcast link directly at https://events.q4inc.com/attendee/921341362. Shortly after the conclusion of the conference call, a webcast replay will be available on the Arrow website for one year.

Interested parties may pre-register online at https://registrations.events/direct/Q4I97132 to obtain a user-specific access code and dial-in information to access the live conference call.

About Arrow Electronics

Arrow Electronics guides innovation forward for thousands of leading technology manufacturers and service providers. With 2023 sales of $33 billion, Arrow develops technology solutions that help improve business and daily life. Learn more at arrow.com.

Information Relating to Forward-Looking Statements

This press release includes “forward-looking” statements, as the term is defined under the federal securities laws, including but not limited to statements regarding: Arrow’s future financial performance, including its outlook on financial results for the first quarter of fiscal 2024 such as sales, net income per diluted share, non-GAAP net income per diluted share, average tax rate, average diluted shares outstanding, interest and other expense, impact to sales due to changes in foreign currencies, intangible amortization expense per diluted share, restructuring & integration charges per diluted share, and expectations regarding market demand and shareholder returns. These and other forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: unfavorable economic conditions; disruptions or inefficiencies in the supply chain; political instability; impacts of military conflict and sanctions; industry conditions; changes in product supply, pricing and customer demand; competition; other vagaries in the global components and the global ECS markets; deteriorating economic conditions, including economic recession, inflation, tax rates, foreign currency exchange rates, or the availability of capital; the effects of natural or man-made catastrophic events; changes in relationships with key suppliers; increased profit margin pressure; changes in legal and regulatory matters; non-compliance with certain regulations, such as export, antitrust, and anti-corruption laws; foreign tax and other loss contingencies; breaches of security or privacy of business information; outbreaks, epidemics, pandemics, or public health crises; and the company's ability to generate positive cash flow. For a further discussion of these and other factors that could cause the company's future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company's most recent Annual Report on Form 10-K, as well as in other filings the company makes with the Securities and Exchange Commission. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.

Certain Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information. The company provides the following non-GAAP metrics: non-GAAP sales, operating income (included by business segment), income before income taxes, provision for income taxes, consolidated net income, noncontrolling interests, net income attributable to shareholders, effective tax rate and net income per share on a diluted basis. The foregoing non-GAAP measures are adjusted by certain of the following, as applicable: impact of changes in foreign currencies (referred to as “changes in foreign currencies” or “on a constant currency basis”) by re-translating prior-period results at current period foreign exchange rates; identifiable intangible asset amortization, restructuring, integration, and other charges; net gains and losses on investments; and impact of tax legislation changes. Management believes that providing this additional information is useful to the reader to better assess and understand the company’s operating performance and future prospects in the same manner as management, especially when comparing results with previous periods. Management typically monitors the business as adjusted for these items, in addition to GAAP results, to understand and compare operating results across accounting periods, for internal budgeting purposes, for short- and long-term operating plans, and to evaluate the company's financial performance. However, analysis of results on a non-GAAP basis should be used as a complement to, in conjunction with, and not as a substitute for, data presented in accordance with GAAP.

Contacts	Investors:	Media:
	Anthony Bencivenga, 303-566-7456	John Hourigan, 303-824-4586
	Vice President, Investor Relations	Vice President, Public Affairs and Corporate Marketing
	anthony.bencivenga@arrow.com	jhourigan@arrow.com

4

ARROW ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share data)

	Quarter Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
	(Unaudited)	(Unaudited)
Sales	$7,849,157	$9,323,023	$33,107,120	$37,124,422
Cost of sales	6,859,607	8,117,028	28,958,102	32,287,797
Gross profit	989,550	1,205,995	4,149,018	4,836,625
Operating expenses:
Selling, general, and administrative expenses	590,039	635,090	2,412,822	2,567,008
Depreciation and amortization	43,168	45,595	181,116	187,382
Restructuring, integration, and other charges	39,664	2,714	83,916	13,741
	672,871	683,399	2,677,854	2,768,131
Operating income	316,679	522,596	1,471,164	2,068,494
Equity in earnings of affiliated companies	2,034	2,938	6,407	7,664
Gain (loss) on investments, net	14,635	8,356	19,284	(2,857)
Employee benefit plan expense, net	(1,267)	(889)	(3,777)	(3,503)
Interest and other financing expense, net	(82,052)	(62,221)	(328,724)	(185,648)
Income before income taxes	250,029	470,780	1,164,354	1,884,150
Provision for income taxes	53,823	116,719	254,991	448,992
Consolidated net income	196,206	354,061	909,363	1,435,158
Noncontrolling interests	1,669	4,659	5,858	8,274
Net income attributable to shareholders	$194,537	$349,402	$903,505	$1,426,884
Net income per share:
Basic	$3.58	$5.71	$16.03	$22.01
Diluted	$3.54	$5.66	$15.84	$21.80
Weighted-average shares outstanding:
Basic	54,396	61,175	56,359	64,838
Diluted	55,015	61,739	57,035	65,453

5

ARROW ELECTRONICS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands except par value)

	December 31,2023	December 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$218,053	$176,915
Accounts receivable, net	12,238,073	12,322,717
Inventories	5,187,225	5,319,369
Other current assets	684,126	521,339
Total current assets	18,327,477	18,340,340
Property, plant, and equipment, at cost:
Land	5,691	5,691
Buildings and improvements	195,579	184,211
Machinery and equipment	1,632,606	1,583,661
	1,833,876	1,773,563
Less: Accumulated depreciation and amortization	(1,303,136)	(1,177,107)
Property, plant, and equipment, net	530,740	596,456
Investments in affiliated companies	62,741	65,112
Intangible assets, net	127,440	159,137
Goodwill	2,050,426	2,027,626
Other assets	627,344	574,511
Total assets	$21,726,168	$21,763,182
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$10,070,015	$10,460,419
Accrued expenses	1,463,915	1,339,302
Short-term borrowings, including current portion of long-term debt	1,653,954	589,883
Total current liabilities	13,187,884	12,389,604
Long-term debt	2,153,553	3,182,964
Other liabilities	507,424	579,261

Equity:
Shareholders’ equity:
Common stock, par value $1:
Authorized - 160,000 shares in both 2023 and 2022
Issued - 57,691 and 125,424 shares in 2023 and 2022, respectively	57,691	125,424
Capital in excess of par value	553,340	1,208,708
Treasury stock (3,880 and 66,175 shares in 2023 and 2022, respectively), at cost	(297,745)	(4,637,345)
Retained earnings	5,790,217	9,214,832
Accumulated other comprehensive loss	(298,039)	(365,262)
Total shareholders’ equity	5,805,464	5,546,357
Noncontrolling interests	71,843	64,996
Total equity	5,877,307	5,611,353
Total liabilities and equity	$21,726,168	$21,763,182

6

ARROW ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Quarter Ended
	December 31, 2023	December 31, 2022
Cash flows from operating activities:
Consolidated net income	$196,206	$354,061
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	43,168	45,595
Amortization of stock-based compensation	6,701	7,921
Equity in earnings of affiliated companies	(2,034)	(2,938)
Deferred income taxes	(40,942)	(14,518)
Gain on investments, net	(7,817)	(8,356)
Other	18,512	939
Change in assets and liabilities:
Accounts receivable, net	(1,396,096)	(801,426)
Inventories	664,333	(154,022)
Accounts payable	898,395	779,217
Accrued expenses	126,949	(90,566)
Other assets and liabilities	(220,633)	(7,220)
Net cash provided by operating activities	286,742	108,687
Cash flows from investing activities:
Acquisition of property, plant, and equipment	(25,510)	(24,056)
Proceeds from collections of notes receivable	—	320
Net cash used for investing activities	(25,510)	(23,736)
Cash flows from financing activities:
Change in short-term and other borrowings	63,980	(17,700)
Repayments of long-term bank borrowings, net	(465,147)	(5,018)
Proceeds from exercise of stock options	186	906
Repurchases of common stock	(50,492)	(324,233)
Net cash used for financing activities	(451,473)	(346,045)
Effect of exchange rate changes on cash	75,000	104,024
Net decrease in cash and cash equivalents	(115,241)	(157,070)
Cash and cash equivalents at beginning of period	333,294	333,985
Cash and cash equivalents at end of period	$218,053	$176,915

7

ARROW ELECTRONICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended
	December 31, 2023	December 31, 2022
Cash flows from operating activities:
Consolidated net income	$909,363	$1,435,158
Adjustments to reconcile consolidated net income to net cash provided by (used for) operations:
Depreciation and amortization	181,116	187,382
Amortization of stock-based compensation	41,569	42,930
Equity in earnings of affiliated companies	(6,407)	(7,664)
Deferred income taxes	(93,980)	(13,050)
(Gain) loss on investments, net	(12,466)	2,857
Other	22,590	3,612
Change in assets and liabilities:
Accounts receivable, net	189,425	(1,430,400)
Inventories	139,313	(1,165,785)
Accounts payable	(457,382)	945,819
Accrued expenses	38,601	102,193
Other assets and liabilities	(246,293)	(136,129)
Net cash provided by (used for) operating activities	705,449	(33,077)
Cash flows from investing activities:
Acquisition of property, plant, and equipment	(83,285)	(78,836)
Proceeds from collections of notes receivable	237	21,125
Proceeds from settlement of net investment hedge	10,725	—
Net cash used for investing activities	(72,323)	(57,711)
Cash flows from financing activities:
Change in short-term and other borrowings	866,012	258,816
(Repayments of) proceeds from long-term bank borrowings, net	(1,031,881)	1,233,250
Redemption of notes	(300,000)	(350,000)
Net proceeds from note offering	496,268	—
Proceeds from exercise of stock options	17,010	17,340
Repurchases of common stock	(770,200)	(1,049,487)
Settlement of forward-starting interest rate swap	56,711	—
Other	(142)	(137)
Net cash (used for) provided by financing activities	(666,222)	109,782
Effect of exchange rate changes on cash	74,234	(64,273)
Net increase (decrease) in cash and cash equivalents	41,138	(45,279)
Cash and cash equivalents at beginning of period	176,915	222,194
Cash and cash equivalents at end of period	$218,053	$176,915

8

ARROW ELECTRONICS, INC.

NON-GAAP SALES RECONCILIATION

(In thousands)

(Unaudited)

	Quarter Ended
	December 31, 2023	December 31, 2022	% Change

Consolidated sales, as reported	$7,849,157	$9,323,023	(15.8)%
Impact of changes in foreign currencies	—	126,441
Consolidated sales, constant currency	$7,849,157	$9,449,464	(16.9)%

Global components sales, as reported	$5,636,032	$6,827,029	(17.4)%
Impact of changes in foreign currencies	—	75,974
Global components sales, constant currency	$5,636,032	$6,903,003	(18.4)%

Americas components sales, as reported	$1,784,764	$2,326,995	(23.3)%
Impact of changes in foreign currencies	—	99
Americas components sales, constant currency	$1,784,764	$2,327,094	(23.3)%

Asia components sales, as reported	$2,163,421	$2,543,294	(14.9)%
Impact of changes in foreign currencies	—	(7,158)
Asia components sales, constant currency	$2,163,421	$2,536,136	(14.7)%

Europe components sales, as reported	$1,687,847	$1,956,740	(13.7)%
Impact of changes in foreign currencies	—	83,033
Europe components sales, constant currency	$1,687,847	$2,039,773	(17.3)%

Global ECS sales, as reported	$2,213,125	$2,495,994	(11.3)%
Impact of changes in foreign currencies	—	50,467
Global ECS sales, constant currency	$2,213,125	$2,546,461	(13.1)%

Americas ECS sales, as reported	$1,145,754	$1,404,224	(18.4)%
Impact of changes in foreign currencies	—	200
Americas ECS sales, constant currency	$1,145,754	$1,404,424	(18.4)%

Europe ECS sales, as reported	$1,067,371	$1,091,770	(2.2)%
Impact of changes in foreign currencies	—	50,267
Europe ECS sales, constant currency	$1,067,371	$1,142,037	(6.5)%

9

ARROW ELECTRONICS, INC.

NON-GAAP SALES RECONCILIATION

(In thousands)

(Unaudited)

	Year Ended
	December 31, 2023	December 31, 2022	% Change

Consolidated sales, as reported	$33,107,120	$37,124,422	(10.8)%
Impact of changes in foreign currencies	—	51,829
Consolidated sales, constant currency	$33,107,120	$37,176,251	(10.9)%

Global components sales, as reported	$25,419,899	$28,788,003	(11.7)%
Impact of changes in foreign currencies	—	7,690
Global components sales, constant currency	$25,419,899	$28,795,693	(11.7)%

Americas components sales, as reported	$7,954,713	$9,592,547	(17.1)%
Impact of changes in foreign currencies	—	(2,166)
Americas components sales, constant currency	$7,954,713	$9,590,381	(17.1)%

Asia components sales, as reported	$9,390,292	$11,567,482	(18.8)%
Impact of changes in foreign currencies	—	(122,448)
Asia components sales, constant currency	$9,390,292	$11,445,034	(18.0)%

Europe components sales, as reported	$8,074,894	$7,627,974	5.9%
Impact of changes in foreign currencies	—	132,304
Europe components sales, constant currency	$8,074,894	$7,760,278	4.1%

Global ECS sales, as reported	$7,687,221	$8,336,419	(7.8)%
Impact of changes in foreign currencies	—	44,139
Global ECS sales, constant currency	$7,687,221	$8,380,558	(8.3)%

Americas ECS sales, as reported	$4,160,298	$4,847,027	(14.2)%
Impact of changes in foreign currencies	—	(18,850)
Americas ECS sales, constant currency	$4,160,298	$4,828,177	(13.8)%

Europe ECS sales, as reported	$3,526,923	$3,489,392	1.1%
Impact of changes in foreign currencies	—	62,989
Europe ECS sales, constant currency	$3,526,923	$3,552,381	(0.7)%

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ARROW ELECTRONICS, INC.

NON-GAAP EARNINGS RECONCILIATION

(In thousands except per share data)

(Unaudited)

Three months ended December 31, 2023
	Reported	Intangible	Restructuring
	GAAP	amortization	& Integration		Non-GAAP
	measure	expense	charges	Other(1)	measure
Operating income	$316,679	$7,491	$39,664	$—	$363,834
Income before income taxes	250,029	7,491	39,664	(14,635)	282,549
Provision for income taxes	53,823	1,863	9,331	(3,500)	61,517
Consolidated net income	196,206	5,628	30,333	(11,135)	221,032
Noncontrolling interests	1,669	131	—	—	1,800
Net income attributable to shareholders	$194,537	$5,497	$30,333	$(11,135)	$219,232
Net income per diluted share (2)	$3.54	$0.10	$0.55	$(0.20)	$3.98
Effective tax rate (3)	21.5%				21.8%

Three months ended December 31, 2022
	Reported	Intangible	Restructuring
	GAAP	amortization	& Integration		Non-GAAP
	measure	expense	charges	Other(1)	measure
Operating income	$522,596	$8,170	$2,714	$—	$533,480
Income before income taxes	470,780	8,170	2,714	(8,356)	473,308
Provision for income taxes	116,719	2,056	472	(2,003)	117,244
Consolidated net income	354,061	6,114	2,242	(6,353)	356,064
Noncontrolling interests	4,659	127	—	—	4,786
Net income attributable to shareholders	$349,402	$5,987	$2,242	$(6,353)	$351,278
Net income per diluted share (2)	$5.66	$0.10	$0.04	$(0.10)	$5.69
Effective tax rate (3)	24.8%				24.8%

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ARROW ELECTRONICS, INC.

NON-GAAP EARNINGS RECONCILIATION

(In thousands except per share data)

(Unaudited)

Year ended December 31, 2023
	Reported	Intangible	Restructuring
	GAAP	amortization	& Integration	Non- recurring		Non-GAAP
	measure	expense	charges	tax items	Other(1)	measure
Operating income	$1,471,164	$31,242	$83,916	$—	$—	$1,586,322
Income before income taxes	1,164,354	31,242	83,916	—	(19,284)	1,260,228
Provision for income taxes	254,991	7,824	19,969	(942)	(4,614)	277,228
Consolidated net income	909,363	23,418	63,947	942	(14,670)	983,000
Noncontrolling interests	5,858	539	—	—	—	6,397
Net income attributable to shareholders	$903,505	$22,879	$63,947	$942	$(14,670)	$976,603
Net income per diluted share (2)	$15.84	$0.40	$1.12	$0.02	$(0.26)	$17.12
Effective tax rate (3)	21.9%					22.0%

Year ended December 31, 2022
	Reported	Intangible	Restructuring
	GAAP	amortization	& Integration	Non- recurring		Non-GAAP
	measure	expense	charges	tax items	Other(1)	measure
Operating income	$2,068,494	$34,692	$13,741	$—	$—	$2,116,927
Income before income taxes	1,884,150	34,692	13,741	—	2,857	1,935,440
Provision for income taxes	448,992	8,848	2,931	—	708	461,479
Consolidated net income	1,435,158	25,844	10,810	—	2,149	1,473,961
Noncontrolling interests	8,274	525	—	—	—	8,799
Net income attributable to shareholders	$1,426,884	$25,319	$10,810	$—	$2,149	$1,465,162
Net income per diluted share (2)	$21.80	$0.39	$0.17	$—	$0.03	$22.38
Effective tax rate (3)	23.8%					23.8%

(1) Other includes (gain) loss on investments, net.

(2) The sum of the components for diluted EPS, as adjusted may not agree to totals, as presented, due to rounding.

(3) The items as shown in this table, represent the reconciling items for the tax rate as reported by GAAP measure and as a non-GAAP measure.

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ARROW ELECTRONICS, INC.

SEGMENT INFORMATION

(In thousands)

(Unaudited)

	Quarter Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Sales:
Global components	$5,636,032	$6,827,029	$25,419,899	$28,788,003
Global ECS	2,213,125	2,495,994	7,687,221	8,336,419
Consolidated	$7,849,157	$9,323,023	$33,107,120	$37,124,422
Operating income (loss):
Global components (a)	$281,260	$442,702	$1,459,166	$1,961,125
Global ECS (b)	145,053	154,775	367,004	408,519
Corporate (c)	(109,634)	(74,881)	(355,006)	(301,150)
Consolidated	$316,679	$522,596	$1,471,164	$2,068,494

(a)	Global components operating income includes $62.2 million in settlement charges recorded as a reduction to operating expense for the year ended December 31, 2023.
(b)	Global ECS operating income includes charges to the allowance for credit losses, which decreased by $2.8 million and increased by $24.0 million for the fourth quarter and the year ended December 31, 2023, respectively, relative to the year-earlier periods.
(c)	Corporate operating loss includes restructuring, integration, and other charges of $39.6 million and $83.9 million for the fourth quarter and the year ended December 31, 2023, respectively, and $2.7 million and $13.7 million for the fourth quarter and year ended December 31, 2022, respectively.

NON-GAAP SEGMENT RECONCILIATION

	Quarter Ended		Year Ended
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Global components operating income, as reported	$281,260	$442,702	$1,459,166	$1,961,125
Intangible assets amortization expense	6,436	6,702	26,500	27,005
Global components non-GAAP operating income	$287,696	$449,404	$1,485,666	$1,988,130

Global ECS operating income, as reported	$145,053	$154,775	$367,004	$408,519
Intangible assets amortization expense	1,055	1,468	4,742	7,687
Global ECS non-GAAP operating income	$146,108	$156,243	$371,746	$416,206

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